UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report:
August 9, 2005
(Date of Earliest Event Reported: August 9, 2005)
EL PASO CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14365 (Commission File Number)	76-0568816 (I.R.S. Employer Identification No.)
El Paso Building
1001 Louisiana Street
Houston, Texas 77002
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (713) 420-2600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Press Release dated August 9, 2005
Slide Presentation
Debt By Issuer Schedule
Debt Maturity Schedule Through 2007

Item 2.02 Results of Operations and Financial Condition.
     On August 9, 2005, we announced earnings results for the quarter ended June 30, 2005. A copy of our earnings release is attached as Exhibit 99.A and is not filed, but is furnished to comply with Item 2.02 of Form 8-K.
Item 7.01 Regulation FD Disclosure.
     On August 9, 2005, we are making a presentation to analysts and investors to provide a financial and operational update. A copy of the slide presentation is attached as Exhibit 99.B and is being furnished under this item solely for the purpose of complying with Regulation FD.
     On August 9, 2005, we also are making certain information about our debt and debt maturities available on our website at www.elpaso.com. A copy of the schedule setting forth information about our debt by issuer is attached as Exhibit 99.C and the schedule setting forth information about debt maturities is attached as Exhibit 99.D. The information disclosed in this Item 7.01, and the corresponding exhibits listed under Item 9.01 of this Current Report on Form 8-K, are furnished to comply with Regulation FD, but are not considered to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and are not subject to the liabilities of that section.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit
Number	Description

99.A	Press Release dated August 9, 2005.
99.B	Slide Presentation dated August 9, 2005.
99.C	Debt By Issuer Schedule as of June 30, 2005.
99.D	Debt Maturity Schedule Through 2007 as of June 30, 2005.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO CORPORATION

By:	/s/ D. Dwight Scott
D. Dwight Scott
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: August 9, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.A	Press Release dated August 9, 2005.
99.B	Slide Presentation dated August 9, 2005.
99.C	Debt By Issuer Schedule as of June 30, 2005.
99.D	Debt Maturity Schedule Through 2007 as of June 30, 2005.